UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2023

AVALO THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-37590	45-0705648
(Commission File Number)	(IRS Employer Identification No.)
540 Gaither Road, Suite 400, Rockville, Maryland 20850
(Address of principal executive offices) (Zip Code)
Registrant’s Telephone Number, Including Area Code: (410) 522-8707

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	AVTX	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01.     Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on August 8, 2023, Nasdaq Stock Market LLC (“Nasdaq”) notified Avalo Therapeutics, Inc. (the “Company”) that for the last 30 consecutive business days, the bid price for the Company’s common stock had closed below the minimum $1.00 per share requirement for continued inclusion on the Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Rule”) and that for the last 30 consecutive business days, the Company’s minimum Market Value of Listed Securities (“MVLS”) was below the minimum of $35 million required for continued inclusion on the Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(b)(2) (the “MVLS Rule”). Therefore, in accordance with Listing Rules 5810(c)(3)(A) and 5810(c)(3)(C), the Company was provided 180 calendar days, or until February 5, 2024, to regain compliance with both the Bid Price Rule and the MVLS Rule.

As previously disclosed on September 13, 2023, the Company received notice from Nasdaq that Nasdaq had determined that as of September 11, 2023, the Company’s securities had a closing bid price of $0.10 or less for ten consecutive trading days triggering application of Listing Rule 5810(c)(3)(A)(iii), which states in part: if during any compliance period specified in Rule 5810(c)(3)(A), a company’s security has a closing bid price of $0.10 or less for ten consecutive trading days, the Listing Qualifications Department shall issue a Staff Delisting Determination under Rule 5810 with respect to that security (the “Low Priced Stock Rule”). As a result, the Staff determined to delist the Company’s securities from Nasdaq, unless the Company timely requested an appeal of the Staff’s determination to a Hearings Panel (the “Panel”), pursuant to the procedures set forth in the Nasdaq Listing Rule 5800 Series.

The Company subsequently submitted a request for a hearing to Nasdaq, which was held on November 2, 2023 (the “Hearing”). At the Hearing, the Company presented its plan to regain compliance to the Panel.

On November 14, 2023, the Company received written notice from Nasdaq (the “November Notification Letter”) that the Panel had granted the Company an exception from compliance with the MVLS Rule and the Bid Price Rule and extension of continued listing until December 29, 2023, subject to the following:

1.	On or before November 9, 2023, the Company will demonstrate compliance with Listing Rule 5550(b)(1) by filing its Form 10-Q with the SEC evidencing a minimum of $2.5million in stockholders’ equity; and
2.	On or before December 29, 2023, the Company will demonstrate compliance with Listing Rule 5550(a)(2), by maintaining a closing bid price of $1 per share for ten consecutive trading sessions.

The November Notification Letter also stated that the Panel noted the Company timely filed its 10-Q on November 9, 2023, reporting stockholders’ equity of $14.7 million.

The November Notification Letter also stated that the Panel reserves the right to reconsider the terms of this exception granting continued listing based on any event, condition or circumstance that exists or develops that would, in the opinion of the Panel, make continued listing of the Company’s securities on Nasdaq inadvisable or unwarranted. The Panel advised the Company that it is a requirement during this exception period that the Company provide prompt notification of any significant events that occur during this time that may affect the Company’s compliance with Nasdaq requirements, including prompt advance notice of any event that may call into question the Company’s ability to meet the terms of the exception granted.

There can be no assurance that the Company will be able to regain compliance with the Bid Price Rule.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVALO THERAPEUTICS, INC.

Date: November 16, 2023	By:	/s/ Christopher Sullivan
Christopher Sullivan
Chief Financial Officer

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